     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 17, 1997


                                                      REGISTRATION NO. 333-20571
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                              INFOCURE CORPORATION
             (Exact name of Registrant as specified in its charter)

           DELAWARE                          7372                         58-2271614
 (State or other jurisdiction         (Primary SIC Code)               (I.R.S. Employer
      of incorporation or                                            Identification No.)
         organization)

                         2970 CLAIRMONT ROAD, SUITE 950
                             ATLANTA, GEORGIA 30329
                                 (404) 633-0046
         (Address and telephone number of principal executive offices)
                             ---------------------
                               FREDERICK L. FINE
                            CHIEF EXECUTIVE OFFICER
                              INFOCURE CORPORATION
                         2970 CLAIRMONT ROAD, SUITE 950
                             ATLANTA, GEORGIA 30329
                                 (404) 633-0046
           (Name, address and telephone number of agent for service)
                             ---------------------
                                    Copy to:
                             UGO F. IPPOLITO, ESQ.
                   GLASS, MCCULLOUGH, SHERRILL & HARROLD, LLP
                          1409 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30309
                                 (404) 885-6705
                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the Acquisitions (as defined herein).

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following block: [ ]
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

ITEM 27.  EXHIBITS.


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
 5.2    --   Form of Tax Opinions of Glass McCullough, Sherrill & Harrold
             LLP
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                                      II-1

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and authorized this Amendment to the Registration Statement to be signed on its behalf by the undersigned, in the City of Atlanta, State of Georgia, on the 17th day of March, 1997.


                                          INFOCURE CORPORATION

                                          By:      /s/ FREDERICK L. FINE
                                            ------------------------------------
                                                     Frederick L. Fine,
                                            Chairman of the Board of Directors,
                                               President and Chief Executive
                                                           Officer
                                               (Principal Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated and on March 17, 1997. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Frederick
L. Fine and James K. Price, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in consideration with this Registration Statement or any amendments, including any post-effective amendments, thereto, and each of the undersigned does hereby ratify and confirm that said attorney-in-fact and agent, or his substitute, or his substitute, shall do or cause to be done by virtue hereof.


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
                      SIGNATURE                                              TITLE
                      ---------                                              -----

                /s/ FREDERICK L. FINE                    Chairman of the Board of Directors, President
-----------------------------------------------------      and Chief Executive Officer
                  Frederick L. Fine

                 /s/ JAMES K. PRICE                      Director and Executive Vice President
-----------------------------------------------------
                   James K. Price

                 /s/ MICHAEL WARREN                      Director and Chief Financial Officer
-----------------------------------------------------
                   Michael Warren

                  JAMES D. ELLIOTT*                      Director
-----------------------------------------------------
                  James D. Elliott

                 RICHARD E. PERLMAN*                     Director
-----------------------------------------------------
                 Richard E. Perlman

                /s/ FREDERICK L. FINE
-----------------------------------------------------
                  Frederick L. Fine
                  Attorney-in-Fact

---------------
* By Power of Attorney

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